                                                                    EXHIBIT 10.6

                                MEMBER AGREEMENT
                                 ROGER D. DREYER

                                  INTRODUCTION

         THIS AGREEMENT, is by and among AAi.FOSTERGRANT, Inc., a Rhode Island corporation, ("AAi"), and Roger D. Dreyer, a resident of the State of New York, ("Dreyer") and Houdini Capital LTD, a New York corporation ("Capital").


                                    RECITALS

         AAi purchased a 67.0% membership interest in Fantasma, LLC, a Delaware limited liability company, (the "Company") from Overdrive Capital Corp. pursuant to an AGREEMENT (Purchase and Sale of Percentage Interest), dated the date hereof, by and between Overdrive Capital Corp., as seller, and AAi, as buyer, and AAi purchased a 13.0% membership interest from Dreyer pursuant to an AGREEMENT (Purchase and Sale of Percentage interest), dated the date hereof, by and between Roger D. Dreyer, as seller, and AAi, as buyer. Simultaneously, Roger
D. Dreyer assigned his remaining 20% Percentage Interest in Capital in exchange for 100% of the authorized and issued shares of stock of Capital.

         Consequent to the above-described transactions, AAi is the owner of a majority of the membership interests of Fantasma. Dreyer is an officer and employee of the Company and owns 100% of the authorized and issued shares of capital stock of Capital. AAi is prepared to offer additional membership interests to Capital upon the terms and subject to the conditions set forth below.

                                    AGREEMENT

A.       OPTION TO PURCHASE BY CAPITAL.

1. Provided the Company's EBIT meets or exceeds the following Target EBIT for the applicable Year set forth below, Capital shall have the following options to purchase from AAi up to eight percent (8%) of total membership interests of the Company (the "Percentage") for the Purchase Prices set forth below with the respective exercise dates ("Exercise Date") set forth below:


Option   Year    Exercise Date                    Percentage     Target EBIT    Purchase Price
------   ----    -------------                    ----------     -----------    --------------

#1.      1998    30 days after the date the         2 2/3%       $2,549,812         $92,422
                 EBIT calculations are provided
                 to Dreyer


#2.      1999    30 days after the date the         2 2/3%                *         $92,422
                 EBIT calculations are provided
                 to Dreyer

--------

* To be based on sales consistent with EXHIBIT A-1, and expenses consistent, on a percentage of net sales basis, with EXHIBIT A-2.


Option   Year    Exercise Date                    Percentage     Target EBIT    Purchase Price
------   ----    -------------                    ----------     -----------    --------------
#3.      2000    30 days after the date the         2 2/3%                *         $92,422
                 EBIT calculations are provided
                 to Dreyer



2. Notwithstanding the foregoing, in the event that Dreyer's employment with the Company is terminated by the Company pursuant to SECTION 5.b of the Employment Agreement between Dreyer and the Company dated this date, then Capital shall have the option to purchase the balance of the 8% Percentage that it has not theretofore purchased, with an Exercise Date of twenty (20) days after the said termination of employment. Upon the earlier of the expiration of the Exercise Date without its exercise of such option or the purchase of membership interests after such exercise, all of its rights to the options set forth above shall terminate. The Purchase Price per one percent (1%) membership interest pursuant to this paragraph shall be the greater of (a) $34,615 or (b) four times EBIT divided by 100.

3. Notwithstanding the foregoing, at any time, whether or not the Target EBIT have been met, Capital shall have the option to purchase the entire balance of the 8% Percentage that he has not theretofore purchased, provided that if it does not exercise such option by the Exercise Date or purchase the membership interests after such exercise, the options with respect thereto shall terminate, and upon such purchase all of its rights to the options set forth in SECTION 1 shall terminate. The Purchase Price per one percent (1%) membership interest pursuant to this SECTION 3 shall be the greater of (a) $34,615 or (b) four times the Company's EBIT divided by 100.

4. If Paul Michaels has not elected to purchase all of the 5% of membership interests under the options granted to him by AAi under the Membership Agreement between him and AAi , dated this date, Capital shall be entitled to purchase the excess of 5% over what Paul Michaels previously purchased, by Capital electing to do so with an Exercise Date of sixty (60) days after Paul Michael's Exercise Date. The purchase price per 1% membership interest shall be four times the Company's EBIT divided by 100.

5. Except as set forth in SECTIONS A.2 AND 3, the Company's EBIT meeting or exceeding the Target EBIT set forth above for the applicable Year shall be an absolute precondition to the option for that Year, and there shall be no option for any Year for which the Company's EBIT did not meet or exceed the Target EBIT for such Year. Each Option shall be a separate option, and shall not be transferable or assignable. Each Option shall be exercisable in a writing delivered by Capital to AAi no earlier than 30 days before the Exercise Date set forth above and no later than the Exercise Date set forth above. The exercise of the option granted hereby shall not be valid unless accompanied by a certified or bank check payable to AAi in the amount to the Purchase Price set forth above. If an option is not validly exercised by the Exercise Date set forth above, the option shall expire and may not be later exercised. The options are personal to Capital and no Transfer shall be effective without the prior written consent of AAi, which consent may be withheld in its sole and absolute discretion. All of Capital's rights to the options, and all rights to receive membership interests from AAi pursuant to any exercise of the options, shall automatically and irrevocably expire immediately at the earlier of the following: (a) any Transfer or attempted Transfer of an option, a membership interest in the Company or the capital stock of Capital, without AAi's consent; (b) Dreyer's death; (c) the termination (for any reason) of Dreyer's employment with the Company, its affiliates and any respective successors in interest; (d) at any time AAi holds more than 81% of all membership interests in the Company; or (e) the Company's tangible net worth as calculated by the Company's independent auditors in accordance with generally accepted accounting principles consistently applied becomes less than $400,000 at the end of any fiscal year. For purposes of this SECTION A, calculation of EBIT shall not include amortization of goodwill or expenses associated with AAi's acquisition of its membership interests in the Company, but include expenses of affiliated companies allocated to the Company; provided, however, for specific categories of expenses set forth on EXHIBIT A, attached hereto, such expenses shall not exceed the percentages represented by the amounts set forth in such expense categories set forth on EXHIBIT A.

6. Notwithstanding the foregoing, at and after an initial public offering of AAi's common stock, all options outstanding thereunder, including but not limited to any that have been exercised, but membership interests not purchased or transferred, shall be satisfied through the issuance of shares of AAi's common stock with the amount of stock to be issued hereunder to be determined by taking the aggregate purchase price payable pursuant to the option and dividing it by the average selling price of a share of AAi common stock during the ten
(10) trading days immediately prior to the exercise (or, if the exercise is after the filing of AAi's registration statement with the United States Securities and Exchange Commission in connection with AAi's initial public offering, such exercise to be effective at or before the initial public offering, then at the initial public offering price).


B.       TRANSFER OF MEMBERSHIP INTERESTS.

1. Upon the death or disability of Dreyer (as defined in Dreyer's employment agreement with the Company, its affiliates or their respective successors then currently in effect or, if there is no such employment agreement then currently in effect, defined as Dreyer's inability to perform major functions of his job description for a period of six (6) consecutive months, as determined by the Chairman of his employer), or the termination of Dreyer's employment with the Company, its affiliates and their respective successors or any reason, Capital shall transfer and assign to AAi all, and not less than all, of its membership interests in the Company and any rights to additional interests in the Company, for a purchase price equal to the following, and AAi shall purchase and pay such purchase price:

a. Death or disability - the Purchase Price shall be an amount equal to the Valuation, calculated as of the date of death or disability, and shall be payable in twenty-four (24) equal monthly installments commencing sixty (60) days from the date of disability, with interest equal to the prevailing prime rate as published in the Wall Street Journal.

b. If Dreyer resigns or otherwise terminates his employment, or his employment is terminated by employer for Cause or his Employment Agreement, dated this date, expires and AAi's offer of continued employment is not accepted, unless AAi elects to convert pursuant to SECTION C.1.d. (ii), below - the Purchase Price shall be an amount equal to the Valuation, calculated as of the date of termination of employment, and shall be paid in thirty-six (36) equal monthly installments without interest, commencing on the second anniversary of his termination.

c. If Dreyer's employment is terminated by employer for other than Cause or his Employment Agreement, dated this date, expires and AAi does not offer continued employment, unless Dreyer elects to convert pursuant to SECTION C.1.c. (ii), below - the Purchase Price shall be an amount equal to the Valuation, calculated as of the date of termination of employment, and shall be paid in twenty-four (24) equal monthly installments commencing sixty (60) days after his termination, with interest at an annual rate equal to the prevailing prime rate published in the Wall Street Journal.

2. For purposes of this SECTION B, "Cause" shall mean the events or circumstances referred to as cause for employer's termination of Dreyer's employment in the then current employment agreement or, if there is not such a then current employment agreement, then it shall mean the events or circumstances referred to as cause for employer's termination of his employment in the last effective employment agreement between Dreyer and the Company, its affiliates or their respective successors.

3. For purposes of SECTION B and SECTION C, the "Determination Date" shall mean the date of death or disability under SECTION B.1. a. and the date of termination under SECTIONS 1. b. AND 1.c.

C.       AAI INITIAL PUBLIC OFFERING.

1. In the event that there is an initial public offering of AAi's common stock ("IPO"), Dreyer and AAi shall each have the option to exchange all, but not less than all, of the capital stock of Capital for AAi common stock, as set forth below:

         a.       The option shall be exercised in writing;

         b. The option shall be exercisable only with respect to the conversion of all, and not less than all, of the capital stock of Capital;

         c. The option may be exercised by Capital only (i) upon the filing of a registration statement by AAi with the United States Securities and Exchange Commission, (ii) during the six
                  (6) month period commencing with the effective date of AAi's IPO or (iii) during the six (6) month period after (x) Dreyer's termination of employment by employer for other than Cause or (y) expiration of Dreyer's employment agreement and the Company not offering continued employment at terms reasonably equivalent to the then expiring agreement;

         d. The option may be exercisable by AAi (i) upon the filing of a registration statement by AAi with the United States Securities and Exchange Commission (ii) during the (i) six (6) month period commencing with the effective date of AAi's IPO or (iii) during the six (6) month period after (x) Dreyer resigns or otherwise terminates his employment or his employment is terminated by employer for Cause or (y) expiration of Dreyer's employment agreement and Company's offer of continued employment at terms reasonably equivalent to the then expiring agreement is not accepted by Dreyer;

         e. The conversion shall take place on the basis of Dreyer's receiving a number of common shares of AAi equal to the product of (i) the Valuation divided by (ii) the average selling price of a share of AAi's common stock during the ten
                  (10) trading days immediately prior to the exercise of the option or, if after the filing of AAi's registration statement with the United States Security Exchange Commission to be effective at or before the IPO, at the IPO price;

         f. The AAi common stock shall not be registered and may not be readily transferable or tradable, and shall be subject to such restrictions on transfer as may be imposed by AAi's underwriters or as may be required under state or federal securities laws.

         g. The option to convert at the IPO will be exercisable within twenty (20) days after the earlier of (i) AAi's notice to Capital of its intent to file a registration statement or (ii) the date of filing of the registration statement. AAi shall provide financial information to Capital.

2. For purposes of this SECTION C, the "Determination Date" shall mean the date of the exercise of the option.

3. Capital's registration rights with respect to AAi common stock are the subject of a Piggyback Registration Agreement dated this date.

D.       RESTRICTIONS ON TRANSFERS.

No Transfer of an option set forth at SECTION A, a membership interest in the Company or any capital stock of Capital shall be effective without the prior written consent of AAi, which consent may be withheld in its sole and absolute discretion. Any Transfer or attempted Transfer without AAi's prior written consent shall be null and void and of no effect.

E.       DEFINITIONS. For purposes of SECTIONS A, B, C AND D:

1. "Valuation" shall mean the product of (a) the percentage of all membership interests of the Company held by Capital MULTIPLIED BY (b) four (4) times EBIT.

2. "EBIT" shall mean earnings of the Company before interest and taxes for the twelve (12) month period ending at the end of the last complete calendar quarter immediately preceding the applicable Determination Date.

3. The Valuation and EBIT shall be determined by AAi using generally accepted accounting principles applied on a consistent basis and, in the event of any dispute, shall be determined by AAi's regularly retained independent accounting firm, whose determination shall be final and binding upon the parties.

4. "Transfer" shall mean any sale, pledge, assignment, gift, bequest or other Transfer, in whole or in part, directly or indirectly, including but not limited to a transfer by operation of law or otherwise to the estate of Dreyer in a Transfer by a personal representative or creditor representative. Notwithstanding the generality of the foregoing, any one or more of the following events or conditions shall be deemed to constitute a Transfer: (a) Bankruptcy as defined at EXHIBIT B and (b) any other event which, were it not for the provisions of this Agreement, would cause or result in a sale, assignment, pledge, encumbrance, award, confirmation or other transfer, for consideration or otherwise, to any person, whether voluntarily, involuntarily or by operation of law under circumstances not constituting an approved means of Transfer under this Agreement.

F.       PLEDGE AGREEMENT; REPRESENTATIONS AND WARRANTIES.

1. As collateral for Capital's and Dreyer's obligations under this Agreement, including without limitation Capital's obligation to transfer its membership interests in the Company to AAi in certain circumstances as described in SECTION B and Dreyer's obligation to exchange the capital stock of Capital under SECTION C.1 Dreyer does hereby pledge, assign, transfer and grant a security interest in and general collateral security for the performance of such obligations, or any amendment or modification thereof in 100% of the issued and outstanding capital stock in Capital (the "Capital Stock"), which outstanding equity interest is issued and represented by a stock certificate which Dreyer shall deliver to AAi upon the execution hereof accompanied by all necessary or desirable instruments of transfer or assignment, duly executed in blank and any required UCC financing statements. and (2) Capital does hereby pledge, sign, transfer and grant a security in and as collateral security for the performance of such obligations, or any amendment or modification thereof, in 100% of the membership interest in the Company held by Capital, which outstanding membership interest are not certificated and for which Capital shall deliver to AAi upon execution hereof all necessary or desirable instruments of transfer or assignment and any required UCC financing statements.

2. Dreyer and Capital, jointly and severally, represent and warrant to AAi as follows, which representations and warranties shall continue to be true and correct in all respects during the term of this Agreement: (i) the authorized capital stock of Capital consists of 200 shares authorized of which 100 shares are issued and outstanding and fully paid and non-assessable; (ii) Dreyer is the owner of 100% of the issued and outstanding capital stock of Capital free and clear of all liens and encumbrances or other interests of third parties; (iii) Dreyer has the full power and lawful rights to pledge, assign and grant a security interest in the Capital Stock to AAi hereunder; (iv) Dreyer will warrant and defend the title to the Capital stock against the claims and demands of any person, firm, corporation, trust, partnership or other entity; (v) there are no restrictions on the transfer, assignment or pledge of such Capital stock;
(vi) the pledge agreement specified above will be duly noted in the books and records of Capital; and (vii) Capital is a holding company, and shall no conduct any business other than to hold membership interests in the Company and to engage in activities directly related thereto, and shall not incur any liabilities other than those associated with the previously-described activities. In addition to its other remedies available to AAi at law or in equity for a breach of this Agreement by either Capital or Dreyer, AAi's obligations hereunder are specifically contingent on the above-noted representations and warranties being true and correct. In the event that any of these representations or warranties are not true, or the Capital stock when delivered to AAi pursuant to this Agreement is not free and clear of all liens, claims and encumbrances and is not fully paid and non-assessable, or the membership interests in the Company held by Capital are not free and clear of all liens, claims and encumbrances or Capital shall have total liabilities in excess of $100 or Dreyer or Capital are the subject of a Bankruptcy as defined at EXHIBIT B, all of the rights of Capital to exercise the options set forth in this Agreement shall terminate and all rights of Dreyer and/or Capital hereunder shall terminate, or AAi may elect, instead of purchasing the capital stock of Capital from Dreyer, to instead purchase all of the membership interests in the Company held by Capital, free and clear of all liens, claims and encumbrances.

3. AAi agrees to provide, or cause to be provided, services and loans for working capital to meet the projections agreed upon by AAi and Dreyer.

G.       MISCELLANEOUS.

1. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be given in writing and shall be delivered by registered mail, postage prepaid, return receipt requested, or by telefacsimile, addressed as follows:

TO AAi:                             AAi.FOSTERGRANT, Inc.
                                    500 George Washington Highway
                                    Smithfield, Rhode Island  02917
                                    Telefacsimile: 401-231-3212
                                    Attn:  Mr. Gerald Cerce

                  WITH COPY TO:

                                    Hinckley, Allen & Snyder
                                    1500 Fleet Center
                                    Providence, Rhode Island  02903
                                    Telefacsimile: 401-277-9600
                                    Attn: Pasco Gasbarro Jr., Esq.

To Dreyer:

                                    Roger D. Dreyer
                                    345 E. 69th Street, Apt. 14H
                                    New York, N.Y. 10021

TO CAPITAL:
                                    Houdini Capital LTD
                                    c/o Roger D. Dreyer
                                    345 East 69th Street, Apt. 14H
                                    New York, NY 10021

                  WITH COPY TO:

         `                          Feltman, Karesh, Major & Farbman, LLP
                                    152 West 57th Street
                                    New York, NY 10019
                                    Fax: 212-586-0951
                                    Attention: Jerome Kowalski

or to such other address as the parties shall designate by written notice as provided in this PARAGRAPH. Any such notice, proposal or communication shall be deemed delivered and given on, or when so delivered by telefacsimile with a copy to follow by mail or on, the fifth (5th) business day after deposit thereof, postage prepaid by registered mail, return receipt requested.

2. GOVERNING LAW. This Agreement has been made in and its validity, interpretation, construction and performance shall be governed by and be in accordance with the laws of the State of Rhode Island, without reference to its laws governing conflicts of law. Each party irrevocably agrees that any legal action or proceedings against with respect to this Agreement may be brought in the courts of the State of Rhode Island, or in any United States District Court of Rhode Island, and, by its execution and delivery of this Agreement, each party hereby irrevocably submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process or notice of motion or other application to either of said courts or any judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Rhode Island or the District of Rhode Island by



                        [Signatures Appear On Next Page]





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

registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said courts. Each party hereby waives trial by jury in any action or proceeding in connection with this Agreement.

3. INTEGRATION. This Agreement and the other agreements executed between the parties dated this date constitute the entire agreement between the parties with respect to the subject matter hereof, and any and all agreements, oral or written, in relation thereto are hereby expressly superseded and canceled. Any amendment hereto shall be evidenced by a writing signed by a duly authorized representative of the party affected.

4. SEVERABILITY. If any term of provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

5. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

6. HEADINGS. Any headings in this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any provision of this Agreement.

7. SEVERAL COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties on different counterparts, all of which shall constitute a single agreement. In enforcing this Agreement, it shall be necessary to produce and account for only one counterpart hereof executed by the party against which enforcement is sought.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 23rd day of June, 1998.



                                      AAi.FOSTERGRANT, Inc.


                                      By /s/ Duane DeSisto
                                         ------------------------------------
                                         Title: Chief Financial Officer and
                                                Treasurer

                                      /s/ Roger D. Dreyer
                                      ---------------------------------------
                                      Roger D. Dreyer

                                      HOUDINI CAPITAL LTD.


                                      By /s/ Roger D. Dreyer
                                         ------------------------------------
                                         Roger D. Dreyer, President

                                    EXHIBIT B

                                   BANKRUPTCY


         "BANKRUPTCY" means, with reference to Dreyer: (a) the entry of an order for relief (or similar court order) against Dreyer which authorizes a case brought under Chapter 7, 11 or 13 of Title 11 of the United States Code to proceed; (b) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by such Member; (c) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding against Dreyer if such proceeding is not dismissed within 60 days after the commencement thereof; (d) the entry of a court decree or court order which remains unstayed and in effect for a period of 30 consecutive days: (i) adjudging Dreyer insolvent under any federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like;
(ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, Dreyer or Dreyer's properties under any federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like; (iii) appointing a receiver, liquidator, assignee, trustee, conservator, or sequester (or other similar official) of Dreyer, or of all, or of a substantial part, of Dreyer's properties; or (iv) ordering the winding up, dissolution or liquidation of the affairs of Dreyer; (e) the written consent by Dreyer to the institution against it of any proceeding of the type described in the preceding CLAUSE (a), (b), (c) or (d); (f) the written consent by Dreyer to the appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of Dreyer, or of all, or of a substantial part, of its properties; (g) the making by Dreyer of an assignment for the benefit of creditors; (h) the admission in writing by Dreyer of its inability to pay its debts generally as they come due; (i) the taking of any corporate or other action by Dreyer in furtherance of any of the foregoing; or (j) if Dreyer becomes insolvent by the taking of any act or the making of any Transfer, or otherwise, as "insolvency" is or may be defined pursuant to the Federal Bankruptcy Code, the Federal Bankruptcy Act, the Uniform Fraudulent Conveyances Act, any state or federal act, or the ruling of any court.